Exhibit 23.2
INDEPENDENT AUDITORS’ CONSENT
Board of Directors
NNN Realty Advisors, Inc.
We consent to the use in this Amendment No. 4 to Registration Statement on Form S-4 (Registration No. 333-144306) of our reports dated as follows: February 9, 2007, with respect to the Statement of Revenues and Certain Expenses for the year ended December 31, 2006, for Southpointe Office Parke and Epler Parke I; February 9, 2007, with respect to the Statement of Revenues and Certain Expenses for the year ended December 31, 2006, for Crawfordsville Medical Office Park and Athens Surgery Center; April 27, 2007, with respect to the Statement of Revenues and Certain Expenses for the year ended December 31, 2006, for 200 Galleria Parkway NW; May 4, 2007, with respect to the Statement of Revenues and Certain Expenses for the year ended December 31, 2006, for Hunter Plaza; May 4, 2007, with respect to the Statement of Revenues and Certain Expenses for the year ended December 31, 2006, for Three Resource Square; May 1, 2007, with respect to the Statement of Revenues and Certain Expenses for the year ended December 31, 2006, for 1600 Parkwood Circle; May 4, 2007, with respect to the Statement of Revenues and Certain Expenses for the year ended December 31, 2006, for Parkway 400; August 30, 2007, with respect to the Statement of Revenues and Certain Expenses for the year ended December 31, 2006, for Century Hills; October 15, 2007, with respect to the Statement of Revenues and Certain Expenses for the year ended December 31, 2006, for The Avallon Complex; October 15, 2007, with respect to the Statement of Revenues and Certain Expenses for the year ended December 31, 2006, for One Ridgmar Centre; October 15, 2007, with respect to the Statement of Revenues and Certain Expenses for the year ended December 31, 2006, for Wesley Paces Apartments; October 15, 2007, with respect to the Statement of Revenues and Certain Expenses for the year ended December 31, 2006, for Darien Business Center; October 15, 2007, with respect to the Statement of Revenues and Certain Expenses for the six months ended June 30, 2007, for Ashley Overlook appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.
/s/ KMJ Corbin & Company LLP
Irvine, California
October 30, 2007
p 949 296 9700 f 949 296 9701 2603 Main Street, Suite 600 Irvine CA 92614 kmjpartnerscpa.com
p 760 431 5465 f 760 431 5466 2768 Loker Avenue West Suite 101 Carlsbad CA 92010